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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 1997
                                                   -----------------------------



                               RED BRICK SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                0-27310                  77-0145392
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(State or Other Jurisdiction of    (Commission             (I.R.S. Employer
         Incorporation)            File Number)            Identification No.)


485 Alberto Way, Los Gatos, California                                95032
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code  408-399-3200
                                                  ----------------------------


                               Not Applicable
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         (Former Name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On August 29, 1997, the Registrant executed an asset purchase agreement with CMG Information Services, Inc., a Delaware corporation ("CMGI"), and Engage Technologies, Inc., a Delaware corporation ("Engage"), whereby the Registrant acquired the source code and related documentation to the Engage software products "Engage.Fusion" and "Engage.Discover," and such products' shared, object-oriented, metadata facility, all of which are currently technology under development, and certain hardware and software assets of Engage used in such development (the "Technology Purchase Agreement"). The Registrant expects to take a charge of approximately $11 million for in-process research and development based upon a preliminary independent appraisal. The Registrant paid CMGI $9,543,013 in cash and issued to CMGI 238,160 shares of unregistered common stock. The source of funds used to pay CMGI was working capital.

     If developed successfully, the Registrant intends to then integrate the products developed from the acquired technology into Red Brick Warehouse, the Registrant's relational database specialized for data warehouse applications, to create a next-generation, end-to-end data warehouse platform of products.

     The terms of the Technology Purchase Agreement were the result of arm's-length negotiations among the parties. Prior to execution of the Technology Purchase Agreement, neither the Registrant nor any of its affiliates, officers or directors had any material relationship with CMGI or Engage.

(b) CMGI including its wholly owned subsidiary, Engage, is a direct marketing service provider that invests in, develops and integrates advanced, Internet, interactive and database management technologies. Under the terms of the Technology Purchase Agreement, the Registrant acquired, among other items, certain computer hardware used by Engage in its research and development of such database management technology. The Registrant intends to continue to use the computer hardware in its further development of the technology acquired and its integration into the Red Brick Warehouse product.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements of Business Acquired.  Not required.
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(b)    Pro Forma Financial Information.  Not required.
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(c)    Exhibits:
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       10.24   Technology Purchase Agreement dated as of August 29, 1997, by and among Registrant, CMGI and Engage and the exhibit thereto setting forth the description of the assets acquired thereunder.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 15, 1997    RED BRICK SYSTEMS, INC.




                             By:  /s/ Christopher G. Erickson
                                  ---------------------------
                                  Christopher G. Erickson
                                  President, Chief Executive Officer and
                                  Chairman of the Board of Directors
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                                 EXHIBIT INDEX

Exhibit
Number     Description
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10.24      Technology Purchase Agreement dated as of August 29, 1997, by and among Registrant, CMGI and Engage and the exhibit thereto setting forth the description of the Database Technology acquired thereunder.